Exhibit 99.1

FOR IMMEDIATE RELEASE
July 28, 2010
Contact info:
Ali Alavi
Vice President
Horsehead Corporation
724.773.2212
Horsehead Holding Corp. Provides Update on Operations
at its Monaca, PA Plant
Pittsburgh, PA, July 28, 2010 — Horsehead Holding Corp. (Nasdaq: ZINC) today provided an update on the incident that occurred at its Monaca, PA facility on July 22, 2010 which resulted in two fatalities in the plant’s zinc oxide refining facility. The zinc refinery remains on temporary shutdown pending completion of an investigation and assessment of the damage. Teams from the U.S. Occupational, Safety and Health Administration (OSHA) and the U.S. Chemical Safety & Hazard Investigation Board (CSB) are investigating the cause and the circumstances that may have contributed to the occurrence of this incident. Horsehead is strongly committed to the safety of its employees, contractors and visitors and is cooperating fully with these investigations. In addition, the Company’s insurance underwriters and the Company are conducting their own investigations into the cause and the circumstances that contributed to this incident. The United Steel Workers union is also participating in the investigations.
A preliminary assessment of the damage indicates that each of the 10 columns used to produce zinc oxide and refined zinc metal in the refining facility will need to be rebuilt before production can be safely restarted using these columns. It was further determined that the rebuilding process will be delayed pending results from the accident investigation to assure that all safety measures are considered before production begins. The investigations may take several weeks to complete. It is anticipated that it could take several months for production capabilities in the refining facility to be fully restored. In the meantime, until the full extent and timing of repairs is known, the Company has decided that all employees at the Monaca facility will remain on the payroll and continue to receive benefits.
The Company’s President and CEO, Jim Hensler, said, “We are committed to safety and restoration of our operating capabilities and are working hard to provide support to our customers.”

While the smelting facility and other operations at the Monaca plant remain active, they are operating at a reduced rate. The smelting facility is currently operating five of its six furnaces producing zinc metal. The operating level of the smelter will be adjusted based on market conditions and as operations at the zinc refining facility are restarted. The full financial impact of this incident is not known at this time. The Company expects that the cost of repairs and the loss of revenue from its zinc oxide sales during the rebuilding period, which historically have represented 40% of the Company’s revenues, will be partially offset by increased metal sales and will be subject to recovery under the Company’s business interruption and property insurance.
“Our thoughts and prayers continue to go out to the family and friends of Jim Taylor and Corey Keller who were fatally injured in this incident,” said Horsehead President and CEO Hensler. “We support the initiative taken by the United Steelworkers in establishing a memorial fund on their behalf. We encourage anyone wishing to make a donation to send a check made payable to the “Keller & Taylor Memorial Fund” and mail it to USW Local 8183, 1445 Market St., Beaver, PA 15009,” Hensler added.
About Horsehead Holding Corp.
Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust, and The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 1,000 people and has seven facilities throughout the U.S. Visit www.horsehead.net for more information.
Cautionary Statement about Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual outcomes could differ materially due to various factors, including the extent of the damage resulting from the explosion, the impact of this incident on the Company’s continuing operations, the timing and cost of repairs and the availability and sufficiency of insurance, as well as those risk factors set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. You should carefully consider these factors and the risk factors and other information in our filings with the Securities and Exchange Commission for a description of risks that could, among other things, cause actual outcomes to differ from these forward-looking statements.
Source: Horsehead Holding Corp.
Contact: Ali Alavi 724.773.2212